EXHIBIT 99.2

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 and the unaudited pro forma condensed consolidated statements of operations for the the year ended December 31, 2002 and the three months ended

March 31, 2003 of Whitewing Environmental Corp. and Subsidiaries ("Whitewing"), and Advanced Recovery Solutions Inc. d/b/a Complete Spill Solutions ("ARS"), are based on the historical financial statements of Whitewing and ARS after giving effect to the acquisition using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. On May 8, 2003, Whitewing purchased 50% of ARS which, together with the 50% of ARS it owned at the time, brought Whitewing's ownership of ARS to 100% on the date of the acquisition.
The unaudited pro forma condensed consolidated financial statements reflect this transaction. Whitewing issued 2,000,000 shares of Whitewing common stock, cash and a note payable of $223,122 to the 50% ARS stockholders.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 is presented to give effect to the acquisition as if it occurred on March 31, 2003 and combines the historical balance sheets of Whitewing and ARS at March 31, 2003. The unaudited pro forma condensed consolidated statements of operations of Whitewing and ARS for the the year ended December 31, 2002 and the three months ended March 31, 2003 are presented as if the combination had taken place on January 1, 2002 and combines the historical results of Whitewing and ARS for the year ended December 31, 2002 and the three months ended March 31, 2003.

The unaudited pro forma condensed consolidated financial statements have been obtained from, and should be read with, the historical consolidated financial statements and accompanying notes of Whitewing included in Whitewing's annual report on Form 10-KSB for the year ended December 31, 2002 filed on April 15, 2003, and Form 10QSB for the three months ended March 31, 2003 filed on May 28, 2003 and the historical financial statements and accompanying notes of ARS which are included in this Form 8-K/A filing.

Such historical financial statements state that they have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of Whitewing and ARS as a going concern. Certain factors raise substantial doubt about Whitewing's and ARS's ability to continue as a going concern. Such uncertainties also apply to these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and, while they are based on assumptions that Management believes are reasonable, they are not necessarily indicative of the financial position or results of operations of Whitewing that would have occurred had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed consolidated financial statements are not meant to project Whitewing's financial position or results of operations for any period or as of any date, nor do they give effect to any matters other than those described above or in the notes.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of ARS, based on their fair values as of March 31, 2003. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management believes substantially all of the purchase price will be allocated to intangibles. Management intends to hire independent valuation specialists in order to assist management in determining the fair values of the intangible assets and long term assets. The final valuation will be based on the actual net tangible and intangible assets of ARS that exist as of the date of completion of the acquisition. In the opinion of management, that allocation is not expected to materially differ from the preliminary allocation included in the unaudited pro forma condensed consolidated financial statements.


                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  WHITEWING ENVIRONMENTAL CORP. AND SUBSIDIARIES
                       AND ADVANCED RECOVERY SOLUTIONS, INC. d/b/a COMPLETE SPILL SOLUTIONS
                                                  MARCH 31, 2003

                                                              HISTORICAL
                                                      ---------------------------    PRO FORMA        PRO FORMA
                   ASSETS                              WHITEWING          ARS       ADJUSTMENTS      CONSOLIDATED
                                                      ------------   ------------   ------------     ------------
Current assets:
  Cash                                                $     4,113    $     3,371    $                $     7,484
  Accounts receivable, net                                543,911        248,196        (58,891) D       733,216
  Inventory                                               205,541        184,430                         389,971
  Note receivable, current portion                         67,447                                         67,447
  Prepaid expenses                                        117,176         22,733                         139,909
  Other current assets                                                    26,080                          26,080
                                                      ------------   ------------   ------------     ------------
     Total current assets                                 938,188        484,810        (58,891)       1,364,107
                                                      ------------   ------------   ------------     ------------
Property and equipment, net                             1,540,637      1,473,259                       3,013,896
                                                      ------------   ------------   ------------     ------------

Assets held for sale                                      321,088                                        321,088
                                                      ------------   ------------   ------------     ------------

Other assets:
  Intangible assets, net                                  570,437                       553,658  A     1,124,095
  Note receivable, net of current portion                  52,841                                         52,841
  Due from affiliate                                      664,279                      (664,279) A

  Other assets                                            175,018         49,372        (50,000) A       174,390
                                                      ------------   ------------   ------------     ------------
     Total other assets                                 1,462,575         49,372       (160,621)       1,351,326
                                                      ------------   ------------   ------------     ------------

     Total assets                                     $ 4,262,488    $ 2,007,441    $  (219,512)     $ 6,050,417
                                                      ============   ============   ============     ============

     LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities:
  Line of credit                                      $   584,143    $   210,619    $                $   794,762
  Current maturities of bank loan, mortgage,
    and equipment loan                                     35,224        124,849                         160,073
  Current maturities of obligations under
    capital leases                                         98,257          8,538                         106,795
  Current maturities of loans payable -
    related parties                                       533,280                       173,122  A       706,402
  Current maturities of loans payable                     137,276          4,081                         141,357
  Accounts payable and accrued expenses                 1,025,196        231,405        (58,891) D     1,197,710
  Due to affiliate                                         22,085                                         22,085
  Deferred revenue                                         37,604                                         37,604
                                                      ------------   ------------   ------------     ------------
     Total current liabilities                          2,473,065        579,492        114,231        3,166,788

Bank loan, mortgage, and equipment loan
  net of current maturities                               380,432        801,662                       1,182,094
Obligations under capital leases, net of
  current maturities                                      204,705         20,571                         225,276
Loans payable, net of current maturities                  291,061         11,973                         303,034
Convertible notes payable                                 179,014                                        179,014
Stockholders' loans                                                      734,608       (734,608) A
                                                      ------------   ------------   ------------     ------------
     Total liabilities                                  3,528,277      2,148,306       (620,377)       5,056,206
                                                      ------------   ------------   ------------     ------------
Stockholders' equity/(deficit):
  Preferred stock, $.001 par value                             --                                             --
  Common stock, $.001 par value                            34,211                         2,000  A        36,211
  Common stock $.50 stated value                                             100           (100) A
  Additional paid in capital                            4,873,016          9,900        258,000  A     5,131,016
                                                                                         (9,900) A
  Retained earnings/(accumulated deficit)              (4,173,016)      (150,865)       150,865  A    (4,173,016)
                                                      ------------   ------------   ------------     ------------
     Total stockholders' equity/(deficit)                 734,211       (140,865)       400,865          994,211
                                                      ------------   ------------   ------------     ------------

     Total liabilities and stockholders'
       equity/(deficit)                               $ 4,262,488    $ 2,007,441    $  (219,512)     $ 6,050,417
                                                      ============   ============   ============     ============

          SEE THE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             WHITEWING ENVIRONMENTAL CORP. AND SUBSIDIARIES
                  AND ADVANCED RECOVERY SOLUTIONS, INC. D/B/A COMPLETE SPILL SOLUTIONS

                                                              For the Year Ended
                                        --------------------------------------------------------------
                                                             December 31, 2002
                                        --------------------------------------------------------------
                                                  HISTORICAL
                                        -----------------------------     PRO FORMA         PRO FORMA
                                          WHITEWING         ARS           ADJUSTMENTS     CONSOLIDATED
                                        -------------   -------------   -------------     -------------
Service revenue                         $  3,350,821                                      $  3,350,821
Product sales                              1,810,673    $  1,349,678    $   (124,297) D      3,036,054
Rental income                                 27,987                                            27,987
                                        -------------   -------------   -------------     -------------

                                           5,189,481       1,349,678        (124,297)        6,414,862

Cost of goods sold and services sold       3,172,264       1,126,783        (124,297) D      4,174,750
                                        -------------   -------------   -------------     -------------
Gross profit                               2,017,217         222,895                         2,240,112
                                        -------------   -------------   -------------     -------------

Operating expenses:
  Selling, general and administrative
     expenses                              4,112,916         244,887                         4,357,803
  Bad debt expense                            37,974                                            37,974
  Goodwill impairment                         85,390                         (85,390) E
  Depreciation and amortization              270,641          33,144          55,366  C        359,151
                                        -------------   -------------   -------------     -------------
                                           4,506,921         278,031         (30,024)        4,754,928
                                        -------------   -------------   -------------     -------------
Operating loss                            (2,489,704)        (55,136)         30,024        (2,514,816)
                                        -------------   -------------   -------------     -------------
Other income (expense):
  Other income                                 2,917             887                             3,804
  Interest expense                          (128,359)        (34,996)        (11,756) B       (175,111)
  Equity in loss of affiliate                (44,519)                         44,519  D
                                        -------------   -------------   -------------     -------------
                                            (169,961)        (34,109)         32,763          (171,307)
                                        -------------   -------------   -------------     -------------

Net loss                                $ (2,659,665)   $    (89,245)   $     62,787      $ (2,686,123)
                                        =============   =============   =============     =============

Basic/diluted loss per share            $      (0.09)                                      $     (0.09)
                                        =============                                     =============

Weighted average shares outstanding       28,630,684                                        30,630,684
                                        =============                                     =============

     SEE THE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 THE ABOVE HISTORICAL STATEMENT FOR WHITEWING GIVES RETROACTIVE EFFECT TO THE RECAPITALIZATION ON MAY 3, 2002.

CONTINUED ON NEXT PAGE



CONTINUED FROM ABOVE

                                                         For the Three Months Ended
                                        --------------------------------------------------------------
                                                               March 31, 2003
                                        --------------------------------------------------------------
                                                 HISTORICAL
                                        ----------------------------      PRO FORMA         PRO FORMA
                                          WHITEWING          ARS         ADJUSTMENTS      CONSOLIDATED
                                        -------------   -------------   -------------     -------------

Service revenue                         $    664,661                                      $    664,661
Product sales                                408,355    $    280,262    $    (22,782) D        665,835
Rental income
                                        -------------   -------------   -------------     -------------

                                           1,073,016         280,262         (22,782)        1,330,496

Cost of goods sold and services sold         850,190         261,322         (22,782) D      1,088,730
                                        -------------   -------------   -------------     -------------

Gross profit                                 222,826          18,940                           241,766
                                        -------------   -------------   -------------     -------------

Operating expenses:
  Selling, general and administrative
     expenses                                828,172          75,533                           903,705
  Bad debt expense                            17,464                                            17,464
  Depreciation and amortization              104,993          13,208          13,841  C        132,042
                                        -------------   -------------   -------------     -------------
                                             950,629          88,741          13,841         1,053,211
                                        -------------   -------------   -------------     -------------
Operating loss                              (727,803)        (69,801)        (13,841)         (811,445)
                                        -------------   -------------   -------------     -------------
Other income (expense):
  Other income                                                   263                               263
  Interest expense                          (236,269)        (26,168)         (2,755) B       (265,192)
  Equity in loss of affiliate                (47,853)                         47,853  D
                                        -------------   -------------   -------------     -------------
                                            (284,122)        (25,905)         45,098          (264,929)
                                        -------------   -------------   -------------     -------------

Net loss                                $ (1,011,925)   $    (95,706)   $     31,257      $ (1,076,374)
                                        =============   =============   =============     =============

Basic/diluted loss per share            $      (0.03)                                      $     (0.03)
                                        =============                                     =============

Weighted average shares outstanding       34,211,443                                        36,211,443
                                        =============                                     =============

     SEE THE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 THE ABOVE HISTORICAL STATEMENT FOR WHITEWING GIVES RETROACTIVE EFFECT TO THE RECAPITALIZATION ON MAY 3, 2002.


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

Prior to May 8, 2003, Whitewing Environmental Corp. and Subsidiaries ("Whitewing") had owned 50% or 100 shares of Advanced Recovery Solutions, Inc d/b/a Complete Spill Solutions ("ARS"). On May 8, 2003, Whitewing completed the purchase of the remaining 50% or 100 shares of common stock of ARS. The acquisition of ARS by Whitewing has been accounted for in the unaudited pro forma condensed consolidated financial statements by the purchase method of accounting, pursuant to the guidance in Statement of Financial Accounting Standards No. 141, "Business Combinations".

The consideration given by Whitewing to the former ARS shareholders and their assigns consisted of 2 million shares of Whitewing common stock, $50,000, a promissory note in the amount of $173,122 and the amount due from ARS payable to Whitewing prior to the acquisition in the amount of $664,279.

The unaudited pro forma condensed consolidated financial statements provide for the issuance of 2 million shares of Whitewing common stock valued at approximately $260,000 based on an average closing price for a seven-day period ended April 18, 2003 ($.13). The date of the announcement of the acquisition was April 15, 2003.

The total estimated purchase price of the acquisition is as follows:

Cash                                  $    50,000
Promissory note                           173,122
Common stock                              260,000
Amount due from ARS
     payable to Whitewing                 664,279
                                      ------------
                                      $ 1,147,401
                                      ============

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to ARS's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. At the date of the transaction, ARS's assets and liabilities were primarily accounts receivable, inventory, property and equipment, line of credit, mortgage and equipment loan and accounts payble. Management believes the book value of these assets and liabilities approximates fair value for the purpose of recording the purchase transaction. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary. Management believes substantially all of the purchase price will be allocated to intangibles with a life of 10 years. Management intends to hire independent valuation specialists in order to assist management in determining the fair values and useful lives of the intangible assets and long term assets. The final valuation will be based on the actual net tangible and intangible assets of ARS that exist as of the date of completion of the acquisition. The adjustments included in the unaudited pro forma condensed consolidated financial statements may change based upon the final allocation of the total purchase price.

Preliminary estimated purchase price allocation:

Net identifiable assets of ARS             $   593,743
Intangible assets                              553,658
                                           ------------
                                           $ 1,147,401

                                           ============

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 is presented to give effect to the acquisition as if it occurred on March 31, 2003 and combines the historical balance sheet of Whitewing and ARS at March 31, 2003. The unaudited pro forma condensed consolidated statement of operations of Whitewing and ARS for the year ended December 31, 2002 and the period ended March 31, 2003 is presented as if the combination had taken place on January 1, 2002.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, interest expense on the promissory note issued in the acquisition, amortization of intangible assets obtained in the acquisition and elimination of intercompany activity.

(A) Acquisition of ARS by Whitewing

Whitewing acquired ARS for an aggregate consideration valued at $1,147,401 computed as follows:

The consideration given by Whitewing to the former ARS stockholders and their assigns consisted of 2 million shares of Whitewing Common Stock valued at $260,000 based on an average closing price for a seven-day period ended April 18, 2003 ($.13), a deposit of $50,000, a promissory note in the amount of $173,122 and the amount due from ARS payable to Whitewing prior to the acquisition in the amount of $664,279.

The adjustment also eliminates the historical deficit, and additional paid in capital of ARS and records the fair value of ARS tangible and intangible assets. ARS's estimated fair value at March 31, 2003 approximates book value of $593,743 which is exclusive of $734,608 due to Whitewing from ARS.

(B) Interest on promissory note

Interest on the promissory note at 8% that has been recorded as a result of the acquisition of ARS was included for the year ended December 31, 2002 and the period ended March 31, 2003 in the amounts of $11,756, and $2,755, respectively.

(C) Amortization of intangible asset

Amortization on the intangible asset that has been recorded as a result of the acquisition of ARS for the year ended December 31, 2002 and the period ended March 31, 2003 in the amounts of $55,366 and $13,842, respectively. The intangible assets have been estimated by management to have a useful life of 10 years and are subject to final adjustment.

(D) Intercompany eliminations

Elimination of intercompany activity which includes purchases, sales, accounts receivable and accounts payables.

(E) Non-recurring expense

Elimination of goodwill impairment because it is a non-recurring expense.

3. Pro Forma Loss Per Share

Pro forma loss per share has been determined based on the amount of pro forma loss divided by the sum of the weighted average number of shares of Whitewing outstanding during the periods plus the additional shares issued by Whitewing in the acquisition.